EXHIBIT 4.21

CLIFFORD CHANCE
                                                                  CONFORMED COPY





                              Dated 24 October 2002






                     GRACECHURCH RECEIVABLES TRUSTEE LIMITED

                                BARCLAYS BANK PLC

                             BARCLAYCARD FUNDING PLC

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                       AMENDMENT AND RESTATEMENT AGREEMENT
                                   RELATING TO
                           MASTER DEFINITIONS SCHEDULE

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THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 24 October 2002

BETWEEN:

(1)    BARCLAYCARD FUNDING PLC as Series 02-1 Investor Beneficiary;

(2)    GRACECHURCH RECEIVABLES TRUSTEE LIMITED as Receivables Trustee;

(3) BARCLAYS BANK PLC as Transferor, Initial Transferor Beneficiary, Initial Excess Interest Beneficiary, Servicer and Trust Cash Manager.

WHEREAS

(A) On 23 November 1999, the parties hereto entered into a Master Definitions Schedule (the "MASTER DEFINITIONS SCHEDULE") in respect of the Beneficiaries Servicing Agreement, the Declaration of Trust, and Trust Cash Management Agreement and the Receivables Securitisation Agreement.

(B) On 7 July 2000, the parties hereto amended and restated the Master Definitions Schedule.

(B) The parties hereto now wish to further amend and restate the Master Definitions Schedule so as to make certain amendments, all as set out in the Exhibit hereto.

NOW IT IS HEREBY AGREED as follows:

1.     DEFINITIONS

       Save where the contrary is indicated or the context otherwise requires, any term defined in the Master Definitions Schedule shall have the same meaning herein.

2.     AMENDMENT

       With effect from the date of this Amendment and Restatement Agreement (Master Definitions Schedule), the Master Definitions Schedule shall be amended so as to conform with the amendments contained herein. Thereafter, without prejudice to any existing rights and obligations, the Master Definitions Schedule as so amended shall continue in full force and effect as restated and set out in the Exhibit hereto.

3.     REFERENCES

       Any reference in this Amendment and Restatement Agreement (Master Definitions Schedule) to the Master Definitions Schedule or any other agreement or document shall be construed as a reference to the Master Definitions Schedule or any other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented, replaced, restated or novated.

4.     COUNTERPARTS

       This Amendment and Restatement Agreement (Master Definitions Schedule) may be signed in counterparts, all of which when taken together shall constitute a single agreement.

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5.     GOVERNING LAW

       This Amendment and Restatement Agreement (Master Definitions Schedule) shall be governed by and construed in accordance with English law.

6.     JURISDICTION

       Each of the parties hereto agrees for the benefit of the others that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.1    APPROPRIATE FORUM

       Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

6.2    NON-EXCLUSIVITY

       The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

7.     CONTRACT (RIGHTS OF THIRD PARTIES) ACT

       A person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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                                   SIGNATURES



THE SERIES 02-1 INVESTOR BENEFICIARY

EXECUTED BY:                                )
BARCLAYCARD FUNDING PLC                     ) BRYAN NEEDHAM
acting through its duly authorised          )
representative in the presence of:          )



THE RECEIVABLES TRUSTEE

EXECUTED BY
GRACECHURCH RECEIVABLES                     )
TRUSTEE LIMITED                             ) TIMOTHY GAFFNEY
acting by its duly authorised               )
attorney in the presence of:                )



THE TRANSFEROR, INITIAL TRANSFEROR BENEFICIARY, INITIAL EXCESS INTEREST BENEFICIARY, SERVICER AND TRUST CASH MANAGER

EXECUTED BY
BARCLAYS BANK PLC                           )
acting by its duly authorised               ) MARK WINTER
attorney in the presence of:                )


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                                   THE EXHIBIT

                           MASTER DEFINITIONS SCHEDULE

The undersigned hereby agree as follows:

"ACCESSION NOTICE" means a notice in such form as may be approved by the Transferor, executed by the Transferor and an Additional Transferor, pursuant to which such Additional Transferor is appointed an Additional Transferor as provided in Clause 2.7 of the RSA and, if applicable, pursuant to which such Additional Transferor may also be appointed as a Co-Trust Cash Manager pursuant to Clause 9.1(b) of the Declaration of Trust and Trust Cash Management Agreement or a Co-Servicer pursuant to Clause 2.1(b) of the Beneficiaries Servicing Agreement and, in either case, specifying the Servicing or Trust Cash Management which such Co-Servicer or Co-Trust Cash Manager shall be authorised and responsible for carrying out;

"ACCOUNT" shall mean each MasterCard(R) or VISA(R) revolving credit card account or charge card account (whether or not revolving) originated by or on behalf of or purchased by the Transferor or any Additional Transferor, such Account being established pursuant to a Card Agreement;

"ACCOUNT CREATION DATE" means, in relation to any Account, the date on which that Account becomes available to the relevant Obligor pursuant to the terms of a Card Agreement;

"ACCOUNT INFORMATION" shall mean the specific account identification numbers or other information contained in the computer files or microfiche lists delivered from time to time to the Receivables Trustee by the Transferor or any Additional Transferor pursuant to the RSA or the Declaration of Trust and Trust Cash Management Agreement, as the case may be;

"ACCUMULATION PERIOD" shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period during which Collections of Principal Receivables which are Eligible Receivables are accumulated in an account for the benefit of such Series or such Class within a Series, as detailed in the related Supplement;

"ACQUIRED INTERCHANGE" shall mean, in respect of a Monthly Period, an amount equal to the product of:

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       (i)    the total amount of Interchange paid or payable to the Transferor or any Additional Transferor with respect to transactions with a Date of Processing relating to such Monthly Period; and

       (ii) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services eligible for interchange in the Designated Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services eligible for interchange in all MasterCard and VISA consumer revolving credit card accounts owned by the Transferor or such Additional Transferor (including Designated Accounts) with respect to such Monthly Period;

"ACQUISITION" shall have the meaning specified in Clause 4.1 of the Declaration of Trust and Trust Cash Management Agreement;

"ACQUISITION DATE" shall have the meaning, with respect to any Acquisition, specified in Clause 4.2(b) of the Declaration of Trust and Trust Cash Management Agreement;

"ACQUISITION NOTICE" shall have the meaning, with respect to any Acquisition, specified in Clause 4.2(b) of the Declaration of Trust and Trust Cash Management Agreement;

"ADDITIONAL BENEFICIARY" shall mean each Investor Beneficiary who acquires a beneficial entitlement in the Receivables Trust pursuant to an Acquisition;

"ADDITIONAL JURISDICTION" shall mean a Permitted Additional Jurisdiction or a Restricted Additional Jurisdiction;

"ADDITIONAL SELECTION DATE" shall mean, with respect to any Offer of Existing Receivables pursuant to Clause 2.2 of the RSA, the date on which the amounts stated in paragraph 8 of the form of Offer contained in schedule 3 to the RSA were determined;

"ADDITIONAL TRANSFEROR" shall mean each nominated subsidiary of the Transferor which accedes to the RSA as an Additional Transferor pursuant to Clause 2.7 thereof;

"ADDITIONAL TRANSFEROR OPERATING ACCOUNT" shall mean the account described as such in Clause 15.1 of the RSA;

"ADDITIONAL TRANSFEROR PROCEEDS ACCOUNT" shall mean the account described as such in Clause 15.3 of the RSA;

"ADDITIONAL TRANSFEROR SECTION 75 LIABILITY" shall mean any liability of an Additional Transferor (as a "CREDITOR") from time to time to make a payment to an Obligor regarding a Designated Account (as a "DEBTOR") pursuant to Section 75 of the Consumer Credit Act 1974;

"ADDITIONAL TRANSFEROR SECTION 75 INDEMNITY CLAIM" shall mean the amount of any Additional Transferor Section 75 Liability claimed from the Receivables Trustee by the Additional Transferor pursuant to the Trust Section 75 Indemnity PROVIDED, HOWEVER, that such Additional Transferor Section 75 Indemnity Claim shall not exceed the amount of the Credit Advance relating to the transaction giving rise to the Additional Transferor Section 75 Liability;

"ADDITIONAL TRUST ACCOUNTS" shall mean each additional account opened in the name of the Receivables Trustee as specified in Clause 5.1(c) of the Declaration of Trust and Trust Cash


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Management Agreement and shall include each Trust Account opened in the name of the Receivables Trustee for the benefit of a Series or any Class within a Series;

"ADJUSTED INVESTOR INTEREST" shall have, with respect to any Series or any Class within a Series, the meaning specified in the related Supplement;

"AFFILIATE" of any Person shall mean any other Person controlling, controlled by or under common control with such Person;

"AGGREGATE INVESTOR DEFAULT AMOUNT" shall have, with respect to any Series, the meaning specified in the related Supplement;

"AGGREGATE INVESTOR INTEREST" shall mean, as of any date of determination, the sum of the Investor Interests of all Applicable Series on such date of determination;

"AGGREGATE INVESTOR PERCENTAGE" shall mean with respect to Principal Receivables which are Eligible Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be as of any date of determination, the sum of the Investor Percentages of all Applicable Series on such date of determination PROVIDED, HOWEVER, that the Aggregate Investor Percentage shall not exceed 100%;

"AGGREGATE TRUSTEE PAYMENT AMOUNT" shall have the meaning specified in Clause
7.15 of the Declaration of Trust and Trust Cash Management Agreement;

"ALLOCATED INELIGIBLE COLLECTIONS" shall have the meaning specified in Clause 5.3(c) of the Declaration of Trust and Trust Cash Management Agreement;

"AMORTISATION PERIOD" shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period or (as the case may be) the Accumulation Period during which amounts representing Principal Collections are distributed to Investor Beneficiaries within such Series or Class, which shall be the controlled amortisation period, the principal amortisation period, the rapid amortisation period, or other amortisation period, in each case as defined with respect to such Series or Class in the related Supplement;

"ANNUAL FEE RECEIVABLES" shall have the meaning specified in Clause 5.2(e) of the Declaration of Trust and Trust Cash Management Agreement;

"ANNUAL FEES" shall mean in respect of an Account, the annual fees (or similar fees) payable thereunder as specified or defined in the Card Agreement applicable to that Account;

"ANNUAL TRUST CASH MANAGER'S REPORT" shall mean, a report substantially in the form attached as Exhibit C to the Declaration of Trust and Trust Cash Management Agreement, with such changes as the Trust Cash Manager may determine to be necessary or desirable, PROVIDED, HOWEVER, that no such change shall serve to exclude information required by the Declaration of Trust and Trust Cash Management Agreement or any Supplement;

"APPLICABLE SERIES" shall mean, with respect to any date of determination, a series with an Investor Interest of greater than zero;

"APPOINTMENT DAY" shall have the meaning specified in Clause 6.3(a) of the Declaration of Trust and Trust Cash Management Agreement;

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"AUTHORISED NEWSPAPER" shall mean a newspaper of general circulation in the City of London printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays;

"AVERAGE PRINCIPAL RECEIVABLES" shall mean, for any period, an amount equal to
(a) the sum of the aggregate Outstanding Face Amount of Principal Receivables which are Eligible Receivables at the end of each day during such period divided by (b) the number of days in such period;

"BANK PORTFOLIO" shall mean the total portfolio of Accounts owned by the Transferor or, as the case may be, any Additional Transferor;

"BARCLAYCARD" means Barclaycard, a business unit of Barclays Bank PLC;

"BARCLAYCARD OPERATING ACCOUNT" shall mean the account described as such in Clause 15.1 of the RSA;

"BARCLAYCARD PROCEEDS ACCOUNT" shall mean the account described as such in Clause 15.3 of the RSA;

"BARCLAYS BANK PLC" shall mean Barclays Bank PLC in any capacity and its successors in interest and permitted assigns;

"BENEFICIARIES SERVICING AGREEMENT" shall mean the agreement between the Servicer and the Beneficiaries dated 23 November 1999;

"BENEFICIARY" shall mean the beneficiaries of the Receivables Trust, namely any one of the Investor Beneficiaries, Enhancement Providers (if so provided in the related Supplement), any Excess Interest Beneficiary or any Transferor Beneficiary;

"BENEFICIARY INTEREST" shall mean any Investor Interest, Transferor Interest or Excess Interest and, in addition, any beneficial interest of the Enhancement Provider (if specified as a Beneficiary in the related Supplement);

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in London, England, New York, New York, (or, with respect to any Series, any additional city specified in the related Supplement) are authorised or obliged by law or executive order to be closed;

"CANCELLED ACCOUNT" shall mean an Account which has had its charging privileges permanently withdrawn PROVIDED, HOWEVER, that a Designated Account will become a "Cancelled Account" on the day on which its charging privileges are removed;

"CARD" shall mean a MasterCard(R) or VISA(R) credit card or charge card issued by the Transferor or any Additional Transferor to an Obligor pursuant to a Card Agreement;

"CARD AGREEMENT" shall mean an agreement between the Transferor or any Additional Transferor and an Obligor on the Transferor's or, as the case may be, such Additional Transferor's standard form providing, inter alia, for the establishment of MasterCard and VISA credit card or charge card accounts and the terms and conditions of use by an Obligor of a Card, as such agreement may be amended, modified or otherwise changed from time to time;

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"CARD GUIDELINES" shall mean the Transferor's or, as the case may be, any
Additional Transferor's usual policies, procedures and practices relating to the operation of its credit card and charge card business including, without limitation, the usual policies, procedures and practices adopted by it as the grantor of credit in relation to such Receivables and/or (as the case may be) its usual policies, procedures and practices for dealing with matters relating to the obligations and liabilities of the Transferor or such Additional Transferor with regard to the Consumer Credit Act 1974, for determining the creditworthiness of its card customers, the extension of credit to credit card and related card customers, and relating to the maintenance of credit card and related card accounts, as such policies, procedures and practices may be amended or varied from time to time;

"CERTIFICATE" shall mean any one of the Trust Certificates;

"CLASS" shall mean, with respect to any Series, any one of the classes of Investor Beneficiaries of that Series as specified in the related Supplement or any one of the classes of Related Debt corresponding to such class of Investor Beneficiary, as the context may require;

"CLOSING DATE" shall mean, with respect to any Series and the related Additional Beneficiaries, the date duly authenticated Trust Certificates relating to such Series are delivered to such Additional Beneficiaries, as evidence of their beneficial entitlement to Trust Property as specified in the related Supplement;

"CLOSING DOCUMENTS LIST" shall mean the document so named specifying certain documents, notifications and other matters required as a condition precedent to the making of an initial Offer by the Transferor or, as the case may be, any Additional Transferor, in each case initialled by the Transferor or relevant Additional Transferor and the Receivables Trustee by way of identification;

"COLLATERAL INTEREST" shall have the meaning, with respect to any Series or any Class within a Series, specified in the related Supplement;

"COLLECTIONS" shall mean:

       (iii) all payments received by the Servicer or any Co-Servicer in respect of Receivables in the form of cash, cheques, SWIFT payments, wire transfers, direct debits, bank giro credits or other form of payment in accordance with the Card Agreements in effect from time to time in relation thereto;

       (iv) any such payments under guarantees obtained by the Transferor or any Additional Transferor in respect of the obligations of Obligors to make payments on the Accounts;

       (v)    any Insurance Proceeds in respect of Accounts;

       (vi) any amounts paid in cash by the Transferor or any Additional Transferor pursuant to Clauses 10.4 or 11.1 of the RSA in respect of Receivables; and

       (vii) any consideration paid in respect of the assignment of Receivables in Defaulted Accounts,

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(and a Collection received on a Designated Account in excess of the aggregate amount of Receivables which have then arisen on that Account shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess);

"COLLECTION AGENT" shall mean Great Universal Stores Home Shopping Limited and its successors in interest and permitted assigns or any replacement appointed by the Trust Cash Manager or any Co-Trust Cash Manager;

"COMPANION SERIES" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded) such that the reduction of the Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series;

"CO-SERVICER" has the meaning set out in Clause 2.1(c) of the Beneficiaries Servicing Agreement;

"CO-TRUST CASH MANAGER" has the meaning set out in Clause 9.1(b) of the Declaration of Trust and Trust Cash Management Agreement;

"CREDIT ADJUSTMENT" shall mean that amount of the Outstanding Face Amount of any Principal Receivable (i) which was created in respect of any merchandise refused or returned by the Obligor or as to which the Obligor has asserted any defence, dispute, set-off or counterclaim (including a Transferor Section 75 Liability or Additional Transferor Section 75 Liability) or (ii) which is reduced by the Transferor, any Additional Transferor or the Servicer or any Co-Servicer by any rebate, refund, charge-back or adjustment (including Servicer or Co-Servicer errors) or (iii) which was created as a result of a fraudulent or counterfeit charge;

"CREDIT ADVANCE" shall mean the original Outstanding Face Amount of any Principal Receivable created in respect of any transaction by an Obligor;

"DAILY ACTIVITY REPORT" has the meaning specified in Clause 5.2 of the RSA;

"DAILY REPORT" has the meaning given to it in Clause 9.5(a) of the Declaration of Trust and Trust Cash Management Agreement;

"DATE OF PROCESSING" shall mean, in respect of any transaction, the Business Day after the overnight processing which resulted in that transaction being first recorded on the computer master file of Accounts used by the Servicer or any Co-Servicer (without regard to the effective date of such recording);

"DECLARATION OF TRUST AND TRUST CASH MANAGEMENT AGREEMENT" shall mean the Declaration of Trust dated 1 November 1999, as amended and restated by a Deed of Amendment and Restatement dated 23 November 1999, between Gracechurch Receivables Trustee Limited as Receivables Trustee, Barclays Bank PLC as Trust Cash Manager, Initial Transferor Beneficiary and Initial Excess Interest Beneficiary and Barclaycard Funding PLC as MTN Issuer and all amendments thereof and supplements thereto, including any Supplement;

"DEFAULTED ACCOUNT" shall mean each Account with respect to which, in accordance with the Card Guidelines or the Servicer's or any Co-Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables assigned to the Receivables Trustee, the Servicer or any Co-Servicer has charged-off the Receivables in such Account PROVIDED, HOWEVER, that a Designated Account will become a "Defaulted Account" on


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the day on which the Receivables thereunder are recorded as charged-off on the
Servicer's or Co-Servicer's computer master file of Accounts;

"DEFAULTED ACCOUNTS INSTRUCTION NOTICE" shall mean a notice from the Beneficiaries to the Receivables Trustee substantially in the form set out in
Schedule 2 to the Declaration of Trust and Trust Cash Management Agreement;

"DEFAULTED RECEIVABLE" means any Receivable in a Defaulted Account;

"DESIGNATED ACCOUNT" shall mean an Account which has been designated from the Bank Portfolio of the Transferor or, as the case may be, any Additional Transferor and identified as such by the Transferor or such Additional Transferor and which is an Account the Receivables arising under which have been (or will, upon coming into existence, be) assigned to the Receivables Trustee PROVIDED, HOWEVER, that the term shall also be deemed to:

       (viii) include such Account on the date it became a Transferred Account;

       (ix) include, in relation to a Specified Product Line named in an Offer (which Offer was accepted), each Account created under that Specified Product Line during the next Monthly Period or, in relation to Offers not made on an Offer Date, such Monthly Period or part thereof as may be specified, as from the relevant Account Creation Date unless such Account has been identified on the Transferor's system or such Additional Transferor's system as being excluded from the Offer;

       (x) cease to include any Redesignated Account on the Redesignation Date with respect thereto;

"DETERMINATION DATE" shall mean, unless otherwise specified in a Supplement, the second Business Day prior to each Transfer Date;

"DISCOUNT OPTION RECEIVABLES" shall mean that amount of Receivables which is the Discount Percentage of Principal Receivables arising in the Designated Accounts;

"DISCOUNT OPTION RECEIVABLES COLLECTIONS" shall mean Collections in respect of Discount Option Receivables;

"DISCOUNT PERCENTAGE" shall mean a fixed or variable percentage of the amount of Principal Receivables arising in the Designated Accounts, as nominated by the Transferor or any Additional Transferor (at its option) from time to time;

"DISPOSAL" shall have the meaning specified in Clause 3.7 of the Declaration of Trust and Trust Cash Management Agreement;

"DISTRIBUTION DATE" shall mean, unless otherwise specified in a Supplement, the fifteenth day in each month or, if such day is not a Business Day, the next succeeding Business Day;

"EARLY COLLECTION" has the meaning specified in Clause 10.2 of the RSA;

"ELIGIBLE ACCOUNT" shall mean an Account which complies with the criteria set out in the schedule 1 to the RSA;

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"ELIGIBLE RECEIVABLES" shall mean Receivables which comply with the criteria set out in the schedule 2 to the RSA as at:

       (ii) in the case of Existing Receivables which are the subject of the first Offer made by the Transferor or any Additional Transferor, the Pool Selection Date in respect of that Offer; or

       (iii) in the case of any Existing Receivable which is the subject of any subsequent Offer made by the Transferor or any Additional Transferor, the Additional Selection Date with respect to that Offer; or

       (iv) in the case of any Future Receivable, the Date of Processing with respect to the transaction which gives rise to that Receivable or (if different) the date on which the Receivables Trustee first acquires that Receivable pursuant to the terms and subject to the conditions of the RSA.

"ELIGIBLE RECEIVABLES POOL" shall mean the aggregate amount of (a) the Outstanding Face Amount of all Principal Receivables which are Eligible Receivables and (b) all Finance Charge Receivables assigned or purported to be assigned to the Receivables Trustee (or other property which is deemed to represent such Receivables) which constitute part of the Trust Property;

"ELIGIBLE SERVICER" shall mean an entity which, at the time of its appointment as Servicer or Co-Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer or relevant Co-Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under the Beneficiaries Servicing Agreement and, (d) has in the opinion of each Rating Agency demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care;

"ELIGIBLE TRUST CASH MANAGER" shall mean an entity which, at the time of its appointment as Trust Cash Manager or Co-Trust Cash Manager, (a) is legally qualified and has the capacity to carry out the functions of the Trust Cash Manager as set out in the Declaration of Trust and Trust Cash Management Agreement ("TRUST CASH MANAGEMENT"), (b) is qualified (or licensed) to use the software that the Trust Cash Manager or relevant Co-Trust Cash Manager is then currently using to carry out trust cash management or obtains the right to use, or has its own, software which is adequate to perform trust cash management and,
(c) has in the opinion of each Rating Agency the ability to professionally and competently carry out trust cash management in accordance with customary standards of skill and care;

"ENCUMBRANCE" shall mean any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having similar effect;

"ENHANCEMENT" shall mean, with respect to any Series, the subordination, the cash collateral guarantee or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of such Series or any Class within such Series as designated in the applicable Trust Supplement;

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"ENHANCEMENT INVESTED AMOUNT" shall have the meaning, with respect to any
Series, specified in the related Supplement;

"ENHANCEMENT PROVIDER" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement;

"EXCESS FINANCE CHARGE AMOUNTS" shall have the meaning specified in Clause 3.2(c) of the Declaration of Trust and Trust Cash Management Agreement;

"EXCESS INTEREST" shall mean the aggregate beneficial entitlement of the Excess Interest Beneficiaries in the Receivables Trust;

"EXCESS INTEREST BENEFICIARY" means the Initial Excess Interest Beneficiary and/or any Additional Transferor which becomes an Excess Interest Beneficiary of the Receivables Trust, as the context may require;

"EXISTING RECEIVABLES" shall mean all Receivables which are specified by (a) the Transferor or any Additional Transferor in an initial Offer as being in existence under the Designated Accounts on the Pool Selection Date with respect to the Initial Offer Date and with respect to Designated Accounts comprised in such Offer or (b) the Transferor or any Additional Transferor in a subsequent Offer as being in existence under the Designated Accounts comprised in such Offer on the Additional Selection Date relating thereto;

"FINANCE CHARGE AMOUNT" shall mean the amounts allocable to any Series from time to time representing the beneficial entitlement of such Series to Finance Charge Collections (or amounts deemed to represent Finance Charge Collections) as specified in Part 5 of the Schedule to the related Supplement which shall also specify how such amounts are to be allocated between the Beneficiaries within such Series;

"FINANCE CHARGE COLLECTIONS" shall mean Collections in respect of Finance Charge Receivables PROVIDED, HOWEVER, that the amount of Finance Charge Collections shall be reduced for the purposes of any calculation hereunder or in respect of any Supplement on any date of determination by the amount of any Incorrect Payments previously incorrectly allocated as Finance Charge Collections which are to be repaid on such date of determination;

"FINANCE CHARGE COLLECTIONS LEDGER" shall have the meaning specified in Clause 5.1(a)(iii) of the Declaration of Trust and Trust Cash Management Agreement;

"FINANCE CHARGE RECEIVABLES" shall mean all Receivables arising under a Designated Account which fall within the paragraphs (iii), (iv) (subject to any certificate to the contrary by the Transferor or any Additional Transferor pursuant to Clause 8.4 of the RSA) or (v) (subject to any certificate to the contrary by the Transferor or any Additional Transferor pursuant to Clause 8.5 of the RSA) of the definition of "Receivables" hereunder and, in respect of any Monthly Period, includes Discount Option Receivables, and further includes any amounts payable in respect of the assignment of Receivables on Defaulted Accounts;

"FITCH" shall mean Fitch IBCA Limited, or its successors;

"FLOATING INVESTOR PERCENTAGE" shall have the meaning specified in the related Supplement;

"FUTURE RECEIVABLES" shall mean all Receivables on a Designated Account which are not Existing Receivables;

"FUTURE RECEIVABLES TRANSFER" means the transfer in the form set out in schedule 10 to the RSA, executed by the Transferor and the Receivables Trustee;

"GOVERNMENTAL AUTHORITY" shall mean any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

"GROUP" shall mean, with respect to any Series, the group of Series in which the related Supplement specifies that such Series shall be included;

"INCORRECT PAYMENTS" shall have the meaning specified in Clause 5.3(b) of the Declaration of Trust and Trust Cash Management Agreement;

"INCORRECT WITHDRAWAL" shall mean any use of monies representing Trust Property by Barclays Bank PLC or the Servicer or any Co-Servicer or any bank operating the Barclaycard Operating Account, any Additional Transferor Operating Account or any other party, whether by way of withdrawal, set-off or otherwise, prior to payment of such monies into the Trustee Collection Account in accordance with the Relevant Documents;

"INELIGIBLE COLLECTIONS" shall mean Collections in respect of Ineligible Receivables;

"INELIGIBLE RECEIVABLES" shall mean Principal Receivables which do not comply with all of the criteria set out in the schedule 2 to the RSA as at:

       (v) in the case of Existing Receivables which are the subject of the first Offer made by the Transferor or any Additional Transferor, the Pool Selection Date in respect of that Offer; or

       (vi) in the case of any Existing Receivable which is the subject of any subsequent Offer made by the Transferor or any Additional Transferor, the Additional Selection Date with respect to that Offer; or

       (vii) in the case of any Future Receivable, the Date of Processing with respect to the transaction which gives rise to that Receivable or (if different) the date on which the Receivables Trustee first acquires that Receivable pursuant to the terms and subject to the conditions of the RSA and (where applicable) the Future Receivables Transfer;

"INELIGIBLE RECEIVABLES POOL" shall mean the Outstanding Face Amount of all Ineligible Receivables assigned or purported to be assigned to the Receivables Trustee (or other property which is deemed to represent such Receivables ) which constitute part of the Trust Property;

"INITIAL CLOSING DATE" shall mean 23 November 1999;

"INITIAL EXCESS INTEREST BENEFICIARY" shall mean Barclays Bank PLC in its capacity as Initial Excess Interest Beneficiary of the Receivables Trust;

"INITIAL INVESTOR INTEREST" shall mean, with respect to any Beneficiary within a Series, the amount stated in the related Supplement;

"INITIAL OFFER DATE" shall mean, in respect of the first Offer made by the Transferor, 23 November 1999 and, in respect of the first Offer made by an Additional Transferor, the date specified in such Offer;

"INITIAL TRANSFEROR BENEFICIARY" shall mean Barclays Bank PLC in its capacity as Transferor Beneficiary of the Receivables Trust;

"INSOLVENCY EVENT" shall have the meaning specified in paragraph (1) of Clause
6.1 of the Declaration of Trust and Trust Cash Management Agreement;

"INSOLVENCY PROCEEDS" shall have the meaning specified in Clause 6.3(c) of the Declaration of Trust and Trust Cash Management Agreement;

"INSURANCE PROCEEDS" shall mean any amounts recovered by the Servicer or any Co-Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under that Obligor's Account;

"INTERCHANGE" shall mean the interchange fees payable to the Transferor or any Additional Transferor in respect of the Bank Portfolio in its capacity as a credit card or charge card issuer through VISA International, Inc. and MasterCard International Incorporated;

"INVESTOR ACQUISITION" shall have the meaning specified in Clause 4.2(a)(ii) of the Declaration of Trust and Trust Cash Management Agreement;

"INVESTOR BENEFICIARY" shall mean any Person in its capacity as an investor beneficiary of the Receivables Trust, which may include any investor beneficiary subordinate to another investor beneficiary as a provider of Enhancement as specified in any Supplement;

"INVESTOR CASH AVAILABLE FOR ACQUISITION" shall mean with respect to each Series the amount allocated to the Investor Beneficiaries within such Series which is available to fund the acquisition of beneficial entitlement to Receivables as more particularly described in Schedule 1 to the Declaration of Trust and Trust Cash Management Agreement and the related Supplement;

"INVESTOR CERTIFICATE" shall mean a Trust Certificate issued by the Receivables Trustee, executed by the Transferor and any Additional Transferor and authenticated by or on behalf of the Receivables Trustee substantially in the form (or forms in the case of a Series with multiple Classes of Investor Beneficiaries) of the investor certificate attached to the related Supplement which evidences the beneficial interest of such Investor Beneficiary in the Receivables Trust or such other evidence of beneficial entitlement to Trust Property deemed to be an "INVESTOR CERTIFICATE" in any related Supplement;

"INVESTOR DEFAULT AMOUNT" shall have, with respect to any Series, the meaning stated in the related Supplement;

"INVESTOR INTEREST" shall mean the beneficial interest of any Investor Beneficiary in the Receivables Trust and shall be calculated in accordance with the provisions of the related Supplement;

"INVESTOR PERCENTAGE" shall have, with respect to Principal Receivables which are Eligible Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts and any Series, the meaning stated in the related Supplement;

"INVESTOR SERVICING FEE" shall have, with respect to each Series as specified in Clause 2.2(b) of the Beneficiaries Servicing Agreement, the meaning specified in the related Supplement;

"INVESTOR TRUSTEE PAYMENT" shall have, with respect to each Series as specified in Clause 7.15(b) of the Declaration of Trust and Trust Cash Management Agreement, the meaning specified in the related Supplement;

"LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the interests of any Investor Beneficiary which shall be construed to include any Investor Beneficiary which is a member of a Series with Related Debt outstanding as more particularly specified in any related Supplement;

"MAXIMUM ADDITION AMOUNT" shall mean, unless otherwise provided in a Supplement, with respect to any Offer Date, or the date of the Future Receivables Transfer (as applicable), the number of new Accounts originated by the Transferor or any Additional Transferor after the Pool Selection Date designated as Designated Accounts pursuant to Clauses 2.1.2 or 2.2 of the RSA or the Future Receivables Transfer without prior Rating Agency confirmation of its then existing rating of any outstanding Related Debt as described in paragraph 2(ii) of the schedule 4 of the RSA which would either:

       (i) with respect to any of the three consecutive Monthly Periods beginning with the Monthly Period commencing on the first day of the month immediately following the Pool Selection Date be equal to 15% of the number of Designated Accounts as of the first day of the calendar year during which such Monthly Periods commence (or the Pool Selection Date, in the case of 1999); or

       (ii) with respect to any twelve-month period be equal to 20% of the number of Designated Accounts as of the first day of such twelve-month period (or the Pool Selection Date, whichever is the later),

PROVIDED, HOWEVER, that if the aggregate principal balance in the new Accounts specified in paragraph (i) or (ii) above, as the case may be, shall exceed either:

       (A) 15% of the aggregate amount of Principal Receivables which are Eligible Receivables determined as of the first day of the third preceding Monthly Period (or in the case of any Offer Date occurring on or before 15 February 2000, the aggregate amount of Principal Receivables which are Eligible Receivables on 31 October
              1999) after the deduction of the aggregate amount of Principal Receivables which are Eligible Receivables as of (i) the Offer Date relating to an Offer which was accepted in respect of each such new Account or (ii) the date of the Future Receivables Transfer (if any), in all of the Accounts owned by the Transferor and each Additional Transferor that have been designated as Designated Accounts since the first day of the third preceding Monthly Period or the Initial Closing Date, as the case may be; or

       (B) 20% of the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such date occurs (or in the case of an Offer Date occurring on or before 15 February 2000, the aggregate amount of

              Principal Receivables which are Eligible Receivables on 31 October 1999) after the deduction of the aggregate amount of Principal Receivables, which are Eligible Receivables as of the Offer Date relating to an Offer which was accepted in respect of each such new Account or the date of the Future Receivables Transfer (if any), in all of the Accounts owned by the Transferor and each Additional Transferor after the Pool Selection Date that have been designated as Designated Accounts since the first day of such calendar year or the Initial Closing Date, as the case may be, then the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables which are Eligible Receivables specified in either Clause A or Clause B of this proviso;

"MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" shall mean, unless otherwise provided in a Supplement relating to any Series, as of any date of determination, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all Applicable Series on such date PROVIDED, HOWEVER, that with respect to any Applicable Series in its Controlled Accumulation Period with an Investor Interest as of such date of determination equal to the Principal Funding Account Balance relating to such Applicable Series, the numerator used in the calculation of the Investor Percentage for Principal Collections relating to such Applicable Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero;

"MINIMUM TRANSFEROR INTEREST" shall mean 5% (or such other percentage as specified in any related Supplement) of the Average Principal Receivables PROVIDED, HOWEVER, that the Transferor or any Additional Transferor may reduce the Minimum Transferor Interest upon (i) 30 day's prior notice to the Receivables Trustee, each Rating Agency and any Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (ii) written confirmation from each Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any outstanding Related Debt and (iii) delivery to the Receivables Trustee and each such Enhancement Provider of an Officer's Certificate stating that Barclays Bank PLC reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Investor Beneficiary PROVIDED FURTHER, HOWEVER, that the Minimum Transferor Interest shall not at any time mean less than 2%;

"MONTHLY PERIOD" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month;

"MONTHLY TRUST CASH MANAGER'S REPORT" shall mean, a report substantially in the form attached as Exhibit B to the Declaration of Trust and Trust Cash Management Agreement, with such changes as the Trust Cash Manager may determine to be necessary or desirable PROVIDED, HOWEVER, that no such change shall serve to exclude information required by the Declaration of Trust and Trust Cash Management Agreement or any Supplement;

"MOODY'S" shall mean Moody's Investors Service, Inc;

"MTN ISSUER" shall mean Barclaycard Funding PLC;

"MTNS" shall mean all medium term notes, the obligations under which are secured by the MTN Issuer's interest as a Beneficiary of the Receivables Trust, issued by the MTN Issuer under a medium term note programme;

"NOTICE OF ASSIGNMENT" shall mean a notice substantially in the form set out in
Schedule 8 of the RSA, and given to any Obligor, to the effect that Receivables paid and payable by the Obligor (and if applicable the related benefit of any related guarantee or guarantees) have been assigned to the Receivables Trustee;

"NOTIFICATION EVENT" shall mean any one or more of the events listed in Schedule 6 of the RSA;

"OBLIGOR" or "OBLIGORS" shall mean with respect to any Account, the person or persons obliged directly or indirectly to make payments in respect of Receivables generated on that Account;

"OFFER" shall mean:

       (iii) in respect of the first offer made by the Transferor to the Receivables Trustee to assign Receivables in accordance with the terms of the RSA, the offer referred to in Clause 2.1 of the RSA; and

       (iv) in respect of any subsequent offer made by the Transferor or any Additional Transferor to the Receivables Trustee to assign Receivables arising under Designated Accounts in accordance with the terms of the RSA, an offer as referred to in Clause 2.2 of the RSA;

"OFFER DATE" shall mean the last day of each Monthly Period or, if such day is not a Business Day, the next succeeding Business Day (but, for the avoidance of doubt, neither the Transferor nor any Additional Transferor has any obligation to make, and the Receivables Trustee has no obligation to accept, an Offer on any Offer Date);

"OFFICER'S CERTIFICATE" shall mean a certificate given by an officer of the Trust Cash Manager or the Servicer, or any Co-Trust Cash Manager or Co-Servicer, involved in or responsible for Trust Cash Management or Servicing respectively, whose name appears on a list of officers furnished to the Receivables Trustee by the Trust Cash Manager and the Servicer, and any Co-Trust Cash Manager and any Co-Servicer, as such lists may from time to time be amended;

"OPERATING BANK" shall mean a Qualified Institution at which the Trustee Collection Account and Trustee Acquisition Account are maintained and any other Qualified Institution at which such Trust Accounts are maintained from time to time;

"OPINION OF COUNSEL" shall mean a written legal opinion provided by a legal adviser, who may be an adviser of the Person providing the opinion, and who shall be reasonably acceptable to the Receivables Trustee;

"OUTSTANDING FACE AMOUNT" shall mean, in respect of a Principal Receivable on any date, the amount which is the outstanding balance due in respect thereof at the close of business in London on the Business Day immediately preceding such date;

"PAY OUT COMMENCEMENT DATE" shall mean, (i) with respect to each Series, the date on which a Trust Pay Out Event is deemed to occur pursuant to Clause 6.1 of the Declaration of Trust and Trust Cash Management Agreement or (ii) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series;

"PAY OUT EVENT" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event;

"PERIODIC FINANCE CHARGES" shall mean, in respect of an Account, the finance charges (due to periodic rate) or any similar term as specified or defined in the Card Agreement applicable to that Account;

"PERMITTED ADDITIONAL JURISDICTION" shall mean in respect of a Receivable and an Obligor a jurisdiction (other than England and Wales, Scotland and Northern Ireland) agreed by the Transferor, each Additional Transferor and the Receivables Trustee and approved by each Rating Agency as being acceptable as a Permitted Additional Jurisdiction;

"PERMITTED INVESTMENTS" shall mean any one or more of the following:

       (v) demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution PROVIDED THAT, in each case, at the time the deposit is made or the certificate or obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that institution (or, where the investment in question is guaranteed, of the guaranteeing institution) is A-1+ and P-1 or (if different) the then highest rating conferred in respect of such obligations by Standard and Poor's and Moody's (respectively); or

       (vi) short-term unsecured debt obligations (including commercial paper) issued or guaranteed by any body corporate provided that the then current rating of the unsecured and unguaranteed debt obligations of that body corporate (or where the debt obligations in question are guaranteed, of the guaranteeing institution) is A-1+ and P-1, or (if different) the then highest rating conferred in respect of such obligations by Standard and Poor's and Moody's (respectively),

PROVIDED FURTHER, that for the purposes of the Spread Account, references in this definition to a rating in the "highest rating" shall be modified to require a rating from any one of the following Rating Agencies of at least A-2 by Standard & Poor's, P-2 by Moody's or (if such investment is rated by Fitch IBCA) F-2 by Fitch IBCA;

"PERSON" shall be construed as a reference to any person, individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental entity or other entity of similar nature (whether or not having separate legal personality);

"POOL SELECTION DATE" shall mean, in respect of the first Offer by the Transferor, 31 October 1999 and, in respect of any first Offer made by an Additional Transferor, the date specified in such Offer;

"PRINCIPAL AMOUNTS" shall mean amounts payable to any Series from time to time representing the beneficial entitlement of such Series to Principal Collections (or amounts deemed to represent Principal Collections) as specified in Part 5 of the Schedule of the related Supplement which shall also specify how such amounts are to be allocated between the Classes within such Series;

"PRINCIPAL COLLECTIONS" shall mean Collections in respect of Principal Receivables which are Eligible Receivables;

"PRINCIPAL COLLECTIONS LEDGER" shall have the meaning specified in Clause 5.1(a)(iii) of the Declaration of Trust and Trust Cash Management Agreement;

"PRINCIPAL FUNDING ACCOUNT BALANCE" shall have the meaning, with respect to any Series, specified in the related Supplement (if applicable);

"PRINCIPAL RECEIVABLES" shall mean Receivables arising under a Designated Account (other than Finance Charge Receivables) PROVIDED, HOWEVER, that the amount of Principal Receivables on a Designated Account on any day shall be reduced by the aggregate amount of credit balances existing in such Designated Account on that day PROVIDED FURTHER, HOWEVER, that any Receivable arising on a Designated Account which the Transferor is unable to assign to the Receivables Trustee for any reason shall not be included in calculating the aggregate amount of Principal Receivables;

"PRINCIPAL SHORTFALLS" shall mean, with respect to a Transfer Date, the aggregate amount for all Series that the related Supplements specify are "SERIES PRINCIPAL SHORTFALLS" for such Transfer Date;

"PRODUCT LINE" means each MasterCard(R) or VISA(R) revolving credit card or charge card product made available to customers by Barclays Bank PLC from time to time and identified, in respect of each Account, by a 3 digit number (representing a named product) assigned to such Account and recorded on the "Triumph" cardholder accounting system (or any other accounting system used by Barclays Bank PLC from time to time to perform the same or similar functions) and, for the avoidance of doubt, shall include any new Product Lines which come into existence after the date hereof or which replace existing Product Lines;

"PURCHASE PRICE" shall mean, in respect of Receivables assigned to the Receivables Trustee on acceptance of any Offer, an amount equal to (a) the greater of (i) the Outstanding Face Amount of the Principal Receivables comprised in the New Designated Accounts (as defined in the Offer) on the Pool Selection Date in respect of the first Offer made by the Transferor (or any Additional Transferor) or the relevant Additional Selection Date in respect of any other Offer, plus any Future Receivables arising on such New Designated Accounts between the Pool Selection Date or Additional Selection Date (as applicable) and the date of acceptance of the Offer, less any Collections received during that time and (ii) (pound)1.00 plus, (b) by way of additional consideration, an amount equal to the Outstanding Face Amount of Future Receivables which are Principal Receivables and which thereafter come into existence under the Designated Accounts referred to in such Offer;

"QUALIFIED INSTITUTION" shall mean (i) an institution which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (ii) an institution acceptable to each Rating Agency;

"RAPID ACCUMULATION PERIOD" shall for any Series, have the meaning specified in the related Supplement;

"RATING AGENCY" shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor Beneficiary to provide a rating for Related Debt, as specified in the related Supplement;

"RECEIVABLES" shall mean all amounts owing by an Obligor to the Transferor or any Additional Transferor under an Account from time to time, including (without limitation):

       (vii) amounts owing for payment in respect of the acquisition of merchandise and/or services;

       (viii) cash advances;

       (ix) amounts relating to Transaction Fees, Periodic Finance Charges and charges for credit insurance;

       (x)    amounts relating to Special Fees; and

       (xi)   Annual Fee Receivables,

"RECEIVABLES TRUST" shall mean the trust constituted pursuant to the Declaration of Trust and Trust Cash Management Agreement;

"RECEIVABLES TRUSTEE" shall mean Gracechurch Receivables Trustee Limited in its capacity as trustee of the Receivables Trust pursuant to the terms of the Declaration of Trust and Trust Cash Management Agreement and its permitted successors and any Person appointed as a successor trustee, co-trustee or separate trustee of the Receivables Trustee in accordance with the provisions of the Declaration of Trust and Trust Cash Management Agreement or by operation of law;

"RECEIVER" means a Person, or Persons, appointed in writing by the Security Trustee who is to be a receiver, a receiver and manager or an administrative receiver (and who shall not be the Security Trustee or an Affiliate of the Security Trustee);

"RECORD DATE" shall mean, with respect to any Distribution Date and any Transfer Date, the last Business Day of the preceding Monthly Period;

"REDESIGNATED ACCOUNT" shall mean a Defaulted Account, Zero Balance Account, Cancelled Account or any other Account which has ceased to be a Designated Account pursuant to Clause 7 of the RSA;

"REDESIGNATION DATE" has the meaning specified in Clause 7.1 of the RSA;

"REDESIGNATION NOTICE" has the meaning specified in Clause 7.2 of the RSA;

"REDUCTION" has the meaning specified in Clause 10.1 of the RSA;

"RELATED DEBT" shall mean, with respect to each Series, the meaning specified in the related Supplement;

"RELEVANT DATE" shall have the meaning specified in Clause 5.2(a) of the Declaration of Trust and Trust Cash Management Agreement;

"RELEVANT DOCUMENTS" shall mean the Declaration of Trust and Trust Cash Management Agreement, the RSA, the Master Definitions Schedule, the Beneficiaries Servicing Agreement, each Accession Notice, each Series Supplement and each other document executed in connection with an Acquisition (including any documents executed in connection with Related Debt), any mandate and other agreement relating to a Trust Account or a bank account in respect of which the Receivables Trustee has a beneficial interest, the Trust Section 75 Indemnity, and any other document contemplated by and executed in connection with any of the preceding documents;

"RELEVANT MONTHLY PERIOD" means, in respect of the last business day of any Monthly Period, the next following Monthly Period and, in respect of any other day, the current Monthly Period;

"REMOVAL DATE" has the meaning specified in Clause 7.6 of the RSA;

"REMOVED ACCOUNT" shall mean a Redesignated Account which has ceased to be designated as such in the systems of the Transferor or any Additional Transferor and which has been removed pursuant to Clause 7.6 of the RSA;

"REQUIREMENT OF LAW" for any Person shall mean the memorandum of association or articles of association or other organisational or governing documents of such Person, and any law, treaty, rule, requirement or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject;

"RESTRICTED ADDITIONAL JURISDICTION" shall mean in respect of a Receivable and an Obligor a jurisdiction other than England and Wales, Scotland, Northern Ireland or any Permitted Additional Jurisdiction;

"RESTRICTED ELIGIBLE RECEIVABLE" means a Receivable which does not comply with the Consumer Credit Act 1974 such that a court would have no discretion under that Act to make an enforcement order in respect of such Receivable, PROVIDED HOWEVER that such Receivable shall only be a Restricted Eligible Receivable if, at the time such Receivable arises on the relevant Designated Account, the aggregate balance of all Restricted Eligible Receivables, when added to the balance of such Receivable, would not equal more than 1 per cent. of the total aggregate balance of Receivables in the Securitised Portfolio. For the avoidance of doubt, once it is determined that a Receivable is or is not a Restricted Eligible Receivable as provided herein, such determination shall not be capable of being altered in any circumstances (including, without limitation, if there is any change in the aggregate balance of Restricted Eligible Receivables at any subsequent time such that they rise above or fall below the 1 per cent. referred to above);

"REVOLVING PERIOD" shall have, with respect to any Series, the meaning specified in the related Supplement;

"RSA" shall mean the Receivables Securitisation Agreement between the Transferor and the Receivables Trustee dated 23 November 1999 and all amendments thereof and supplements thereto;

"SECURITISED PORTFOLIO" shall mean the total portfolio of Designated Accounts, the Receivables arising on which are held by the Receivables Trustee on behalf of the Beneficiaries;

"SECURITY TRUSTEE" means the Bank of New York, London Branch, in its capacity as Security Trustee pursuant to the Security Trust and MTN Cash Management Agreement dated 23 November 1999 between, inter alia, the Security Trustee and the MTN Issuer;

"SERIES" shall have the meaning specified in Clause 4.2(b)(i) of the Declaration of Trust and Trust Cash Management Agreement;

"SERIES PAY OUT EVENT" shall have, with respect to any Series or any Class within a Series, the meaning specified in the related Supplement;

"SERIES RETURN" shall mean, in respect of each Series, any amount which is payable to the Investor Beneficiaries of such Series with a view to enabling the Investor Beneficiaries to make and retain a profit, such amount being calculated in accordance with the terms of the relevant Supplement;

"SERIES SERVICING FEE PERCENTAGE" shall mean, with respect to any Series, the amount specified in the related Supplement;

"SERIES TERMINATION DATE" shall mean with respect to any Series, the date specified in the related Supplement;

"SERIES TRUST CASH MANAGEMENT FEE PERCENTAGE" shall mean, with respect to any Series, the amount specified in the related Supplement;

"SERVICER" shall mean initially Barclays Bank PLC in its capacity as servicer of the Receivables constituting Trust Property pursuant to the provisions of the Beneficiaries Servicing Agreement and thereafter any Person appointed as Successor Servicer in accordance with the Beneficiaries Servicing Agreement, and shall include any Co-Servicer with respect to the functions of the Servicer which such Co-Servicer is to perform, as specified in Clause 2.1 of the Beneficiaries Servicing Agreement;

"SERVICER DEFAULT" shall have the meaning specified in Clause 4.1 of the Beneficiaries Servicing Agreement;

"SERVICING" means the functions and duties of the Servicer as specified in the Beneficiaries Servicing Agreement, or such of them as may be specified in any Accession Notice as applying to any Co-Servicer;

"SERVICING FEE" shall have the meaning specified in Clause 2.2(a) of the Beneficiaries Servicing Agreement;

"SHARED EXCESS FINANCE CHARGE COLLECTIONS" shall mean, with respect to any Transfer Date, the aggregate amount for all Series that the related Supplements specify are to be treated as "SHARED EXCESS FINANCE CHARGE COLLECTIONS" for such Transfer Date;

"SHARED PRINCIPAL COLLECTIONS" shall mean, with respect to any Transfer Date, the aggregate amount for all Series that the related Supplements specify are to be treated as "SHARED PRINCIPAL COLLECTIONS" for such Transfer Date;

"SOLVENCY CERTIFICATE" shall mean a certificate of a duly authorised officer substantially in the form set out in Schedule 7 to the RSA;

"SPECIAL FEES" shall mean draft fees, service transaction fees, foreign exchange commission and other fees which may from time to time be assessed by the Transferor or any Additional Transferor (whether for itself or on behalf of another party) on Accounts as may be permitted by the Card Agreements relating thereto;

"SPECIFIED PRODUCT LINE" shall mean a Product Line named in any Offer made under the RSA or in the definition of "Relevant Accounts" in the Future Receivables Transfer, provided that all references to Specified Product Lines shall be construed having regard to Clause 2.8 of the RSA;

"STANDARD & POOR'S" shall mean Standard & Poor's Ratings Group;

"SUCCESSOR SERVICER" shall have the meaning specified in Clause 4.3(a) of the Beneficiaries Servicing Agreement;

"SUPPLEMENT" or "SERIES SUPPLEMENT" shall mean, with respect to any Series, a supplement to the Declaration of Trust and Trust Cash Management Agreement complying with the terms of Clause 4.3 of the Declaration of Trust and Trust Cash Management Agreement;

"TAX" shall mean any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"TERMINATION NOTICE" shall have, with respect to any Series, the meaning specified in Clause 11.1 of the Declaration of Trust and Trust Cash Management Agreement;

"TRANSACTION FEES" shall mean all fees as specified in the Card Agreement applicable to each Account other than Special Fees and Annual Fees;

"TRANSFER DATE" shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date;

"TRANSFEROR" shall mean Barclays Bank PLC in its capacity as transferor of certain Receivables to the Receivables Trustee pursuant to the provisions of the RSA and the Future Receivables Transfer;

"TRANSFEROR ACQUIRED INTERCHANGE AMOUNT" shall have the meaning specified in Clause 5.2(f)(i)(F) of the Declaration of Trust and Trust Cash Management Agreement;

"TRANSFEROR ACQUISITION" shall have the meaning specified in Clause 4.2(a)(i) of the Declaration of Trust and Trust Cash Management Agreement;

"TRANSFEROR BENEFICIARY" means the Initial Transferor Beneficiary and/or any further Transferor Beneficiary as the context may require;

"TRANSFEROR CASH AVAILABLE FOR ACQUISITION" shall have the meaning specified in Clause 5.2(f)(ii)(A) of the Declaration of Trust and Trust Cash Management Agreement;

"TRANSFEROR CASH MANAGEMENT FEE" shall have the meaning specified in Clause 9.2(c) of the Declaration of Trust and Trust Cash Management Agreement;

"TRANSFEROR CERTIFICATE" shall mean a Trust Certificate issued by the Receivables Trustee, executed by the Transferor and each Additional Transferor and authenticated by the Receivables Trustee, substantially in the form of Exhibit A of the Declaration of Trust and Trust Cash Management Agreement and exchangeable as provided in Clause 4.2 of the Declaration of Trust and Trust Cash Management Agreement, which evidences the aggregate beneficial entitlement of each Transferor Beneficiary in the Receivables Trust PROVIDED, HOWEVER, that at any time there shall be only one Transferor Certificate in respect of each Additional Transferor;

"TRANSFEROR FINANCE CHARGE AMOUNT" shall have the meaning specified in Clause 5.2(f)(i)(D) of the Declaration of Trust and Trust Cash Management Agreement, being the aggregate amount payable to the Transferor Beneficiaries on each Business Day representing their aggregate beneficial entitlement to Finance Charge Collections or amounts deemed to represent Finance Charge Collections on such Business Day;

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

"TRANSFEROR INELIGIBLE INTEREST" shall mean, on any date of determination, the aggregate amount of the Ineligible Receivables Pool;

"TRANSFEROR INTEREST" shall mean, on any date of determination, the sum of (1) the aggregate amount of Principal Receivables which are Eligible Receivables at the end of such day and (2) the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day PROVIDED THAT, for the avoidance of doubt, the Transferor Interest shall never be less than zero;

"TRANSFEROR PERCENTAGE" shall mean, on any date of determination, when used with respect to Principal Receivables which are Eligible Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables;

"TRANSFEROR SECTION 75 LIABILITY" shall mean any liability of the Transferor (as a "CREDITOR") from time to time to make a payment to an Obligor regarding a Designated Account (as a "DEBTOR") pursuant to Section 75 of the Consumer Credit Act 1974;

"TRANSFEROR SECTION 75 INDEMNITY CLAIM" shall mean the amount of any Transferor
Section 75 Liability claimed from the Receivables Trustee by the Transferor pursuant to the Trust Section 75 Indemnity PROVIDED, HOWEVER, that such Transferor Section 75 Indemnity Claim shall not exceed the amount of the Credit Advance relating to the transaction giving rise to that Transferor Section 75 Liability;

"TRANSFEROR SERVICING FEE" shall have the meaning specified in Clause 2.2(c) of the Beneficiaries Servicing Agreement;

"TRANSFERRED ACCOUNT" shall mean:

       (xii) an Account with respect to which a new card account number has been issued by the Servicer, any Co-Servicer or the Transferor or any Additional Transferor in circumstances resulting from a lost or stolen card in relation to a Designated Account or lost or stolen cheques or from the transfer of a Designated Account from one programme to another programme and not requiring standard application and credit evaluation procedures under the Card Guidelines, as applicable; and

       (xiii) a Designated Account resulting from the conversion of a Designated Account that was a standard account to a premium account or from a premium account to a standard account, if applicable,

and which in either case is identified in the systems of the Transferor or relevant Additional Transferor in the normal manner used to identify Designated Accounts;

"TRUST ACCOUNTS" shall mean each of the Trustee Collection Account, the Trustee Acquisition Account and each Additional Trust Account and "Trust Account" shall mean any one thereof as the context requires;

"TRUST CASH MANAGEMENT" means the functions and duties of the Trust Cash Manager as specified in the Declaration of Trust and Trust Cash Management Agreement, or such of them as may be specified in any Accession Notice as applying to any Co-Trust Cash Manager;

"TRUST CASH MANAGEMENT FEE" shall have the meaning specified in Clause 9.2(a) of the Declaration of Trust and Trust Cash Management Agreement;

"TRUST CASH MANAGER" shall mean initially Barclaycard in its capacity as trust cash manager of the Receivables and Collections pursuant to the provisions of the Declaration of Trust and Trust Cash Management Agreement and thereafter, any person appointed as successor Trust Cash Manager in accordance with the Declaration of Trust and Trust Cash Management Agreement and shall include any Co-Trust Cash Manager with respect to the functions of the Trust Cash Manager which such Co-Trust Cash Manager is to perform, as specified in Clause 9.1(b) of the Declaration of Trust and Trust Cash Management Agreement;

"TRUST CASH MANAGER DEFAULT" shall have the meaning specified in Clause 11.1 of the Declaration of Trust and Cash Management Agreement;

"TRUST CERTIFICATE" shall mean any one of the Investor Certificates of any Series or any Transferor Certificate;

"TRUST CERTIFICATE REGISTER" shall mean the register maintained pursuant to Clause 3.6(a) of the Declaration of Trust and Trust Cash Management Agreement, recording the identity of the Investor Beneficiaries of the Receivables Trust from time to time as evidenced by the Investor Certificates issued to such Investor Beneficiaries and transfers and exchanges relating to the beneficial entitlements evidenced thereby;

"TRUST PAY OUT EVENT" shall have, with respect to each Series, the meaning specified in Clause 6.1 of the Declaration of Trust and Trust Cash Management Agreement;

"TRUST PROPERTY" shall mean:

       (i) until such time as monies transferred by the Beneficiaries have been applied in accordance with the terms of the RSA all monies which may from time to time be provided by the Beneficiaries to fund the purchase of the Receivables, by way of assignment, by the Receivables Trustee pursuant to the terms and subject to the conditions of the RSA and the Future Receivables Transfer;

       (ii) the Eligible Receivables and Ineligible Receivables and any other property acquired by the Receivables Trustee pursuant to the terms and subject to the conditions of the RSA and the Future Receivables Transfer;

       (iii) all monies, investments and property from time to time representing or derived from or to be applied in respect of item
              (ii) above including, without limitation,

              (A) all monies due or to become due with respect to Receivables (including all Finance Charge Receivables) assigned to the Receivables Trustee;

              (B) all proceeds of such Receivables and Insurance Proceeds relating to such Receivables;

              (C) the right to receive the benefit of Acquired Interchange as provided for in the RSA;

              (D)    monies deposited from time to time in the Trust Accounts;
                     and

       (iv) the rights to any Enhancement with respect to any Investor Beneficiary;

       (v) all rights vested by the Relevant Documents or by law in favour of the Receivables Trustee by virtue of an Incorrect Withdrawal in respect of monies representing Trust Property (as set out in (iii) above);

       (vi) all representations, covenants, indemnities and other contractual provisions in favour of the Receivables Trustee (other than any such made or granted solely for its own benefit) made or granted in or pursuant to any of the Relevant Documents and all rights to make demands, bring proceeding or take any other action in respect thereof;

       (vii) all other property other than any amounts standing to the credit of the bank account in Jersey referred to in clause 7.13(b)(ii) of the Declaration of Trust and Trust Cash Management Agreement which may from time to time be held by or on behalf of Gracechurch Receivables Trustee Limited in its capacity as Receivables Trustee; and

       (viii) all rights vested by law in the Receivables Trustee by virtue of its holding the Trust Property (as set in (i) to (vii) inclusive above);

"TRUST SECTION 75 INDEMNITY" shall mean the agreement of even date herewith between the Transferor and the Receivables Trustee in respect of the Transferor
Section 75 Liability and any subsequent agreement between an Additional Transferor and the Receivables Trustee in respect of the Additional Transferor
Section 75 Liability;

"TRUSTEE ACQUISITION ACCOUNT" shall mean the account described in Clause 5.1(b) of the Declaration of Trust and Trust Cash Management Agreement;

"TRUSTEE COLLECTION ACCOUNT" shall mean the account described in Clause 16 of the RSA;

"TRUSTEE PAYMENT AMOUNT" shall mean those amounts required to pay the costs and expenses of the Receivables Trustee payable in accordance with the provisions of Clause 7.15 of the Declaration of Trust and Trust Cash Management Agreement;

"UNAVAILABLE INVESTOR PRINCIPAL COLLECTIONS" shall have the meaning specified in Clause 5.2(f)(i)(A) of the Declaration of Trust and Trust Cash Management Agreement;

"UNDIVIDED INTEREST" shall mean the proportional beneficial entitlement of a Beneficiary in the Receivables Trust which may be evidenced by a Trust Certificate;

"VAT" shall mean, and be construed as, a reference to value added tax as imposed by the Value Added Tax Act 1994 and related legislation including any similar tax which may be imposed in place thereof from time to time;

"ZERO BALANCE ACCOUNT" shall mean, for any date of determination, a Designated Account specified by the Servicer or any Co-Servicer as an Account which has had a nil balance of Receivables generated thereon or outstanding thereunder for such period of time that the Servicer or Co-Servicer has identified such Account as a Zero Balance Account pursuant to the Card Guidelines or the Servicer's or any Co-Servicer's customary and usual servicing procedures.

IN WITNESS WHEREOF the undersigned have executed this Master Definitions Schedule on 23 November 1999, as amended and restated on 7 July 2000 and further amended and restated on 24 October 2002.

RECEIVABLES TRUSTEE

GRACECHURCH RECEIVABLES TRUSTEE LIMITED

By:



TRANSFEROR, INITIAL TRANSFEROR BENEFICIARY, INITIAL EXCESS INTEREST BENEFICIARY, SERVICER AND TRUST CASH MANAGER

BARCLAYS BANK PLC

By:



SERIES 02-1 INVESTOR BENEFICIARY

BARCLAYCARD FUNDING PLC

By:



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